Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT dated as of March 11, 2015 (this “Agreement”) is made by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (the “Lead Purchaser”) and the other investors set forth on Annex A hereto (each, including the Lead Purchaser, a “Purchaser” and collectively the “Purchasers”).

Recitals

A. Pursuant to the terms of a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), the Purchasers have agreed to purchase up to an aggregate of fifty (50) shares of the Series A Convertible Preferred Stock the (“Preferred Stock”),of the Company’s subsidiary, Macrophage Therapeutics, Inc. (“MTI”), along with warrants to purchase common stock of MTI.
B.As additional consideration for the purchase of the Securities, the Company and the Purchasers have agreed that the Purchasers shall have the right and option to exchange the Preferred Stock for common stock, $.001 par value, of the Company (“Common Stock”) on the terms contained in this Agreement.
Statement of Agreement
In consideration of the foregoing, and of their mutual agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Section 1.Definitions. For the purposes of this Agreement, the following terms have the following meanings:
“Certificate of Designations” means Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of the Preferred Stock.

“Public Offering” means a firm commitment underwritten public offering of common stock of MTI pursuant to an effective registration statement under Section 5 of the Securities Act in which the gross cash proceeds to MTI (before underwriting discounts, commissions and fees) from such public offering are at least $50,000,000.

“SEC Reports” shall mean all forms, reports, statements and other documents (including, without limitation, exhibits, annexes, supplements and amendments to such documents) filed by the Company, or sent or made available by the Company to its security holders, under the Exchange Act or the Securities Act.

“Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

“VWAP” means, on the applicable date, the volume weighted average price per share of the Common Stock on the principal market where the Common Stock is listed or traded as reported by Bloomberg, L.P. using the AQR function for the twenty Trading Days preceding such date.

Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings defined in the Purchase Agreement.

Section 2.    Exchange of Securities.
(a)    Subject to the terms and conditions herein set forth, if a Public Offering has not closed on or before the second anniversary of the Initial Closing, for a period of thirty (30) days thereafter (the “Exercise Period”), a holder of Preferred Stock shall have the right and option to exchange each share of Preferred Stock held by such holder for the number of fully paid shares of Common Stock (the “Exchange Shares) obtained by dividing $50,000 by the greater of (i) 80% of VWAP on the second anniversary of the Initial Closing or (ii) $3.00. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and deliver the Exchange Shares to the holders in exchange for their shares of Preferred Stock.
(b)    A holder of Preferred Stock may exercise the exchange right provided under Section 1(a) as to all shares (and not less than all shares) of Preferred Stock held by such holder by delivering written notice to the Company that the holder wishes to exercise the exchange right on or before the last day of the Exercise Period, accompanied by the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for exchange shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the effective time of the exchange, and the shares of Common Stock issuable upon exchange of the shares of Preferred Stock represented by such certificate shall be deemed to be outstanding of record as of such date the “Exchange Date”).
(c)    In the event of the exercise by a holder of Preferred Stock of the exchange right provided in this Section 2 in accordance with and subject to the terms and conditions hereof, (i) if the Common Stock is registered under Section 12 of the Exchange Act, the Exchange Shares shall be issued and delivered to the Depository Trust Company (“DTC”) account designated by the holder via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after the Exchange Date, or (ii) if the Common Stock is not so registered, certificates for the Exchange Shares shall be dated the date of such exercise and delivered to the holder hereof within a reasonable time, not exceeding three (3) Trading Days after the Exchange Date, and the holder shall be deemed for all purposes to be the holder of the shares of Exchange Stock so purchased as of the date of such exercise.
Section 3.    Redemption Right. In the event that any holder of Preferred Stock does not timely exercise the exchange right provided in Section 2, the Purchasers acknowledge that MTI shall have the right and option to redeem all shares of Preferred Stock held by such holders as provided in Section 10 of the Certificate of Designations.
Section 4.    Representations and Warranties of the Company.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.
(b)    The execution, delivery and performance by the Company of this Agreement, the issuance of the Exchange Shares, and the consummation of the transactions contemplated hereby and thereby (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any Contractual Obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.
(c)    This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
(d)    Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Exchange Shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, or rules).
(e)    The Exchange Shares to be issued pursuant to Section 2 will, at the time of issuance, be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal or preemptive rights of any kind imposed by or through the Company, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.
(f)    The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock sufficient to effect the exchange of the Preferred Stock as provided in Section 2 hereof.
Section 5.    Representations and Warranties of Purchasers.
Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of the date hereof and as of each Closing Date, as follows:

(a)    If an entity, such Purchaser is a duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)    Such Purchaser has the requisite power and authority to enter into and perform its obligations under this. In the case of a Purchaser that is an entity, the execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby (a) have been duly authorized by all necessary corporate or limited liability company action, and (b) does not contravene the terms of the organizational or governing documents of such Purchaser. No further consent or authorization of such Purchaser, any board of directors or other governing body, or of its shareholders or members, is required for the execution, delivery or performance of this Agreement by such Purchaser. When executed and delivered by such Purchaser, this Agreement shall constitute the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
(c)    Purchaser is, and on such date on which it exercises the exchange right provided in Section 2, will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.
(d)    Purchaser owns and holds, and on such date on which it exercises the exchange right provided in Section 2 it will own and hold, beneficially and of record, the entire right, title, and interest in and to the Preferred Stock, free and clear of any claim, restriction or Lien other than restrictions on transfer under the Securities Act and applicable state securities laws.
(e)    Purchaser acknowledges that it has carefully reviewed the SEC Reports, and other publicly available information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the Common Stock and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the information that has been furnished by the Company.
(f)    Purchaser understands that the Exchange Stock has not been registered under the Securities Act and must be held indefinitely unless registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that he or it is familiar with Rule 144, and that Purchaser has been advised that Rule 144 permits resales of unregistered securities only under certain circumstances, including that the securities be held for a minimum holding period, and that while “tacking” of the holding period of the Preferred Stock to the holding period of the Exchange Shares may be available, there is no assurance that such tacking will be available when Purchaser exercises the exchange right. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Exchange Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.
(g)    Purchaser understands that the Exchange Shares will be issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions.
(h)    Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.
Section 6.    Conditions Precedent to the Company’s Obligations. The obligation hereunder of the Company to issue and deliver the Exchange Shares to a Purchaser in exchange for Preferred Stock is subject to the satisfaction or waiver, at or before the Exchange Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
(a)    The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Exchange Date.
(b)     The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Exchange Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
Section 7.    Conditions Precedent to the Purchaser’s Obligations. The obligation hereunder of a Purchaser to accept the Exchange Shares in exchange for the Preferred Stock is subject to the satisfaction or waiver, at or before the Exchange Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Purchaser at any time in his or its sole discretion.
(a)    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Exchange Date.
(b)    Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Exchange Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
Section 8.    Miscellaneous Provisions.
(a)    Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
(b)    Specific Performance; Consent to Jurisdiction; Venue.
(i)    The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
(ii)    Each party to this Agreement hereby irrevocably agrees that the any legal action or proceeding arising out of or relating to this Agreement and any agreements or transactions contemplated hereby or thereby may be brought only in the Delaware Chancery Court or the United States District Court for the District of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at the address in effect for notices to it under this Agreement, such service to become effective ten (10) days after such mailing. Nothing in this Section 8(b)(ii) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.
(c)    Entire Agreement; Amendment. This Agreement and the Purchase Agreement contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the shares of Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this Section 8(c) shall be binding upon the Purchasers (and their permitted assigns) and the Company.
(d)    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Navidea Biopharmaceuticals, Inc.. 425 Metro Place North, Suite 300 Dublin, Ohio 43017-1367 Facsimile No.: (614) 793-7520 Attention: Ricardo J. Gonzalez

with copies (which copies shall not constitute notice to the Company) to:	Dickinson Wright PLLC 150 E. Gay Street Suite 2400 Columbus OH 43215 Attention: William J. Kelly

If to the Purchasers:	c/o Platinum-Montaur Life Sciences, LLC 250 West 55th Street 14th Floor, New York New York 10019 Attention: David Steinberg

with copies (which copies shall not constitute notice to the Purchasers) to:	Burak Anderson & Melloni, PLC 30 Main Street, PO Box 787 Burlington, Vermont 05402-0787 Facsimile No.: (802) 862-8176 Attention: Shane W. McCormack

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

(e)    Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
(f)     Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
(g)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and any restrictions contained herein, a Purchaser may assign any of its rights under this Agreement to any Person, and any holder of shares of Preferred Stock may assign, in whole or in part, such shares of Preferred Stock to any Person. The Company may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Purchasers, and any such purported assignment by the Company without the written consent of the Purchasers shall be void and of no effect.
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.
(j)    Survival. The representations and warranties of the Company and the Purchasers contained in Sections 4 and 5 shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date. The agreements and covenants set forth herein shall survive the execution and delivery hereof and Closing hereunder.
(k)    Counterparts. Electronic transmissions or retransmissions of images of any executed original document shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, it being understood that all parties need not sign the same counterpart.
(l)    Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement. Notwithstanding the foregoing, the Purchasers consent to being identified in any filings the Company makes with the Commission to the extent required by law or the rules and regulations of the Commission.

[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

NAVIDEA BIOPHARMACEUTICALS, INC. By: /s/ Brent L. Larson Name: Brent L. Larson Title: Executive Vice-President and CFO

PURCHASERS:
PLATINUM-MONTAUR LIFE SCIENCES, LLC By: /s/ D. Steinberg Name: David Steinberg Title: Authorized Signatory

/s/ Michael Goldberg
Michael Goldberg

COLUMBUS 59564-22 26253v4